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Bloom Energy Announces Fourth Quarter 2019 Financial Results

Revenue of $213.8 million, an increase of 35.8% versus Q418

386 Acceptances, 50.2% higher than Q418

Expanded product and installation backlog to 1,983 systems at year end, a 43.3% increase from FY18

SAN JOSE, CA, March 16, 2020 -- Bloom Energy Corporation (NYSE: BE) today announced financial results for the fourth quarter ended December 31, 2019. The Company has issued a shareholder letter discussing its fourth quarter 2019 financial results and forward estimates. The shareholder letter may be accessed on the Investor Relations section of the Company’s website at: https://investor.bloomenergy.com.

Key highlights from the fourth quarter include:

•
Posted $213.8 million of revenue, GAAP gross margin of 12.2% and net loss of $67.1 million, which includes the impact of the adoption of ASC 606 revenue standard. Excluding stock based compensation, Bloom achieved 16.2% gross margin and $3.7 million of adjusted EBITDA.

•
Realized a record 386 acceptances, a 50.2% year-over-year increase and 27.8% higher than Q3 2019. The acceptances during the quarter represented twelve different end customers, across nine industries and three countries.

•	Expanded product and installation backlog to 1,983 systems at year end, a 43.3% increase from the prior year.

Commenting on fourth quarter results, KR Sridhar, Founder, Chairman and CEO, Bloom Energy said:

“We are pleased to have delivered another great quarter for revenue and record acceptances – a strong ending to the year. For 2019, we grew acceptances by 48% and expanded our backlog by 43% to set us up for a solid 2020. Our positive momentum continues as tailwinds bolster our value proposition of reliability, resiliency, and cost effectiveness for our customers.”

Bloom’s financial outlook for Q1 of FY20 is as follows:

Total Consolidated Revenue:                    $140 million to $160 million
Adjusted EBITDA:                        ($25) million to ($15) million
Operating Expenses (excluding stock-based compensation):        $48.0 million to $51.0 million

Today, Bloom Energy filed Form 12b-25 with the Securities and Exchange Commission indicating that it expects to file its Form 10-K no later than March 31, 2020.

Bloom Energy will hold a conference call today to discuss its financial results and to provide an update on the business.

Conference Call Details

Bloom Energy will host a conference call today, March 16, 2020, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss financial results. To participate in the live call, analysts and investors may call +1 (844) 828-0524 and enter the passcode: 7384224. Those calling from outside the U.S. may dial +1 (647) 689-5146 and enter the same passcode: 7384224. A simultaneous live webcast will also be available under the Investor Relations section on the Company’s website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on the Company’s website for one year. A telephonic replay of the conference call will be available until Monday, March 23, 2020, by dialing (800) 585-8367 or (416) 621-4642 and entering passcode 7384224.

About Bloom Energy
Bloom Energy’s mission is to make clean, reliable, and affordable energy for everyone in the world. The Company’s product, the Bloom Energy Server, delivers highly reliable and resilient, always-on electric power that is clean and sustainable. Bloom’s customers include leaders in cloud services and data centers, healthcare, retail, financial services and many other industries. For more information, visit www.bloomenergy.com.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements include, but are not limited to statements regarding the proposed refinancing of the Company’s current debt facilities; marketplace opportunities in 2020 and beyond; and the Company’s expectations with respect to financial outlooks for Q1 2020, the first half of 2020 and the second half of 2020. These statements should not be taken as guarantees of results and should not be considered an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including those included in the Risk Factor section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and other risks detailed in Bloom’s SEC filings from time to time. Bloom undertakes no obligation to revise or publicly update any forward-looking statements unless if and as required by law.

Investor Relations:

Mark Mesler
Bloom Energy
+1 (408) 543-1743
Mark.Mesler@bloomenergy.com

Media:

Natalia Blank
Bloom Energy
T: 408.543.1566
Natalia.Blank@bloomenergy.com

OR

Sloane & Company
Whit Clay / Joe Germani
T: 212.486.9500
WClay@SloanePR.com / JGermani@SloanePR.com